ATTACHMENT TO THE

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

OF

UNIFIED SERIES TRUST

(Registration Number 1346968)

Kenneth G. Y. Grant, Trustee of the above-named business trust, certifies that the Report of Operation of Business Trust is being amended pursuant to Section 1746.07 of the Ohio Revised Code, and a certified copy of Amendment No. 30 to the Agreement and Declaration of Trust of Unified Series Trust is attached hereto.

Kenneth G. Y. Grant, Trustee

STATE OF OHIO	)

COUNTY OF HAMILTON	)

The foregoing instrument was acknowledged to me by Kenneth G. Y. Grant, who is personally known to me, a Trustee of Unified Series Trust, an Ohio business trust, on behalf of said trust, this 12th day of November, 2018.

[Notary Seal]	Notary Public

My Commission Expires: _____________

UNIFIED SERIES TRUST

Amendment No. 30 to Agreement and Declaration of Trust

The undersigned President of Unified Series Trust (the “Trust”) hereby certifies that the following resolution was adopted by the Board of Trustees of the Trust at a meeting held on November 12, 2018:

RESOLVED, that pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Unified Series, the Board of Trustees of the Trust hereby amends in its entirety the first paragraph of Section 4.2 to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby establish and designate the following Series of Shares of the Trust and designate such Series the “Appleseed Fund,” the “Auer Growth Fund,” the “Crawford Dividend Growth Fund,” the “Crawford Dividend Opportunity Fund,” the “Crawford Multi-Asset Income Fund,” the “Dean Mid Cap Value Fund,” the “Dean Small Cap Value Fund,” the “Essex Environmental Opportunities Fund,” the “Fisher Investments Institutional Group Stock Fund for Retirement Plans,” the “Fisher Investments Institutional Group Bond Fund for Retirement Plans,” the “Fisher Investments Institutional Group ESG Stock Fund for Retirement Plans,” the “Fisher Investments Institutional Group ESG Bond Fund for Retirement Plans,” the “Fisher Investments Institutional Group All Foreign Equity Environmental and Social Values Fund,” the “Fisher Investments Institutional Group U.S. Large Cap Equity Environmental and Social Values Fund,” the “Fisher Investments Institutional Group U.S. Small Cap Equity Fund,” the “FCI Bond Fund,” the “Iron Strategic Income Fund,” the “Iron Equity Premium Income Fund,” the “Silk Invest New Horizons Frontier Fund”, the “Spouting Rock Small Cap Growth Fund”, the “Symons Value Institutional Fund,” the “Miles Capital Alternatives Advantage Fund”, the “Selective Opportunity Fund”, and the “Tactical Multi-Purpose Fund” (collectively the “Series”). As to the “Crawford Dividend Growth Fund” Series of Shares, the Trustees hereby establish and designate two Classes of Shares, “Class I,” and “Class C.” As to the “Iron Strategic Income Fund”, the Trustees hereby establish and designate two Classes of Shares, the “Investor Class” and the “Institutional Class.” As to the “Appleseed Fund,” the Trustees hereby establish and designate two Classes of Shares, the “Investor Class” and the “Institutional Class.” As to the “Spouting Rock Small Cap Growth Fund,” the Trustees hereby establish and designate two Classes of Shares, the “Institutional Class” and the “Advisor Class.” As to the “Crawford Dividend Opportunity Fund,” the Trustees hereby establish and designate two Class of Shares, “Class I,” and “Class C.” As to the “Iron Equity Premium Income Fund,” the Trustees hereby establish and designate two Classes of Shares, the “Investor Class” and the “Institutional Class.” As to the “Essex Environmental Opportunities Fund,” the Trustees hereby establish and designate two Classes of Shares, the “Investor Class” and the “Institutional Class.” As to the Selective Opportunity Fund, the Trustees hereby establish and designate two Classes of Shares, the “Foundation Class” and the “Service Class.” The Shares of these Series and any Shares of any further Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the following relative rights and preferences:

FURTHER RESOLVED, that the above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

This document shall have the status of an Amendment to said Agreement and Declaration of Trust.

Date: November 12, 2018

David R. Carson, President